Exhibit 4.2
                                                                     -----------
                                 TRUST AGREEMENT

                                 by and between

                               ------------------,

                                  as Depositor,

                                       and

                                 ---------------

                                   as Trustee,


                                 TRUST AGREEMENT
                          Dated as of ___________, 199_


                                  $------------
                        DVI Asset Funding Trust ________
                         Equipment Finance Certificates


                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I

         DEFINITIONS
         -----------

         Section 1.02.     GENERAL INTERPRETIVE PRINCIPLES........................................................8


         ARTICLE II

         CONVEYANCE OF CONTRACTS; TRUST ESTATE
         -------------------------------------

         Section 2.01.  CONVEYANCE OF CONTRACTS..................................................................10
         Section 2.02.  ACCEPTANCE BY THE TRUSTEE................................................................10
         Section 2.03.  CUSTODY OF CONTRACTS AND CONTRACT FILES..................................................11
         Section 2.04.  LIABILITIES OF THE TRUST AND PARTIES TO THIS AGREEMENT; LIMITATIONS THEREON..............11
         Section 2.05.  TITLE TO TRUST ESTATE....................................................................11
         Section 2.06.  CONDITIONS TO CLOSING....................................................................12

ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS
         -----------------------------------------

         Section 3.01.  REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR..........................................14
         Section 3.02.  COVENANTS OF THE DEPOSITOR...............................................................15

ARTICLE IV

         THE CERTIFICATES
         ----------------

         Section 4.01.  AUTHORIZATION OF CERTIFICATES............................................................18
         Section 4.02.  FORM OF CERTIFICATES.....................................................................18
         Section 4.03.  CERTIFICATE OF AUTHENTICATION............................................................18
         Section 4.04.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES......................18
         Section 4.05.  MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES.......................................19
         Section 4.06.  CANCELLATION.............................................................................20
         Section 4.07.  PERSONS DEEMED OWNERS....................................................................20
         Section 4.08.  BOOK ENTRY CERTIFICATES..................................................................20
         Section 4.09.  NOTICES TO CLEARING AGENCY...............................................................21
         Section 4.10.  DEFINITIVE CERTIFICATES..................................................................21
         Section 4.11.  TEMPORARY CERTIFICATES...................................................................22

ARTICLE V






         PAYMENT OF CERTIFICATES; ACCOUNTS
         ---------------------------------

         Section 5.01.  COLLECTION ACCOUNT.......................................................................23
         [Section 5.02.  RESERVE ACCOUNT.........................................................................25
         Section 5.03.  [RESERVED]...............................................................................25
         Section 5.04.  INVESTMENT OF MONIES HELD IN THE ACCOUNTS................................................25
         Section 5.05.  RECORDS..................................................................................26
         Section 5.06.  CAPITALIZED INTEREST ACCOUNT.............................................................26
         [Section 5.07.  LOCKBOX ACCOUNT.........................................................................26
         [Section 5.08.  PRE-FUNDING ACCOUNT.....................................................................27

ARTICLE VI

         CONCERNING THE TRUSTEE
         ----------------------

         Section 6.01.  DUTIES OF TRUSTEE........................................................................28
         Section 6.02.  RIGHTS OF THE TRUSTEE....................................................................29
         Section 6.03.  TRUSTEE NOT LIABLE.......................................................................29
         Section 6.04.  TRUSTEE MAY OWN CERTIFICATES.............................................................30
         Section 6.05.  LIEN FOR TRUSTEE'S FEES AND EXPENSES.....................................................30
         Section 6.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.....................................................30
         Section 6.07.  RESIGNATION AND REMOVAL OF TRUSTEE.......................................................31
         Section 6.08.  SUCCESSOR TRUSTEE........................................................................31
         Section 6.09.  MERGER OR CONSOLIDATION OF TRUSTEE.......................................................32
         Section 6.10.  SEPARATE TRUSTEES, CO-TRUSTEES AND CUSTODIANS............................................32
         Section 6.11.  REPRESENTATIONS AND WARRANTIES...........................................................34
         Section 6.12.  TRUSTEE OFFICES..........................................................................35
         Section 6.13.  NOTICE OF EVENT OF SERVICER DEFAULT......................................................35
         Section 6.14.  REPORTS TO CERTIFICATEHOLDERS............................................................35
         Section 6.15.  LIST OF CERTIFICATEHOLDERS; NO MEETINGS..................................................36

ARTICLE VII

         TERMINATION
         -----------

         Section 7.01.  TERMINATION..............................................................................37
         Section 7.02  DISSOLUTION UPON BANKRUPTCY OF THE DEPOSITOR..............................................38

ARTICLE VIII

         MISCELLANEOUS PROVISIONS
         ------------------------

         Section 8.01.  SEVERABILITY OF PROVISIONS...............................................................39
         Section 8.02.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS...............................................39
         Section 8.03.  AMENDMENT................................................................................40
         Section 8.04.  DURATION OF AGREEMENT....................................................................41

                                       ii





         Section 8.05.  GOVERNING LAW............................................................................41
         Section 8.06.  NOTICES..................................................................................42
         Section 8.07.  BINDING EFFECT...........................................................................42
         Section 8.08.  CAPTIONS.................................................................................42
         Section 8.09.  EXHIBITS.................................................................................42
         Section 8.10.  GENERAL INTERPRETIVE PRINCIPLES..........................................................42
         Section 8.11.  NO BANKRUPTCY PETITION AGAINST DEPOSITOR OR TRANSFEROR...................................43


EXHIBIT A         -        Form of Class A Certificate
EXHIBIT B         -        Form of Class B Certificate

                  This TRUST AGREEMENT, dated as of _______________, ____, is made with respect to the formation of the DVI ASSET FUNDING TRUST ____ and is made by and between DVI _________, a ___________, as Depositor and ___________________, a [national] banking association, as Trustee.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  Whenever used herein, capitalized words and phrases, unless the context otherwise requires, shall have the respective meanings set forth in Exhibit A to the Contribution and Servicing Agreement, dated as of _________, between DVI Financial Services Inc. and DVI Receivables Corp. VIII, except that the following terms shall have the meanings indicated in this Trust Agreement:

         AGREEMENT: This Trust Agreement, dated as of _________, ____, between the Depositor and the Trustee, as it may be amended or supplemented from time to time in accordance with its terms.

         ASSETS: That portion of the Trust Fund relating to a Series of Certificates.

         AUTHORIZED OFFICERS: With respect to the Trust, any officer of the Trustee who is designated to act for the Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers, containing the specimen signature of such Person, delivered by the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         BOOK ENTRY CERTIFICATES: A beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section ___ of this Agreement.

         [CAPITALIZED INTEREST ACCOUNT: The account or accounts established by the Trustee for the benefit of the Certificateholders pursuant to Section ___ of this Agreement.]

         [CAPITALIZED INTEREST REQUIREMENT: For any Payment Date, the excess, if any, of (a) the interest payable on the Certificates on such Payment Date over
(b) the sum of (i) one month's interest on the Aggregate Discounted Contract Principal Balance as of the last day of the immediately preceding Collection Period, calculated at the weighted average Certificate Remittance Rate for all Classes of Certificates then issued and outstanding hereunder [and (ii) the amount of investment earnings on deposit in the Pre-Funding Account].

         CERTIFICATES: The [Class A] Certificates [and the Class B Certificates] collectively.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register.

         CERTIFICATE OWNER: With respect to Book Entry Certificate, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant in each case in accordance with the rules of such Clearing Agency).

         CERTIFICATE REGISTER: The register maintained by the Trustee pursuant to Section 4.04 of this Agreement.

         CHARGES: All federal, state, county, city, municipal, local, foreign or other governmental taxes (including income or franchise taxes), levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) the Transferred Assets, (b) employees, payroll, income or gross receipts of [Originator,] [Transferor,] [Depositor,] (c) ownership or use of any of the properties or assets of [Originator,] [Transferor,] [Depositor,] or (d) any other aspect of the business of [Originator,] [Transferor,] [Depositor].

         CLASS: All Certificates having the same rights to payment under [this Agreement].

         [CLASS A] CERTIFICATE: Any one of the ____% Class A Equipment Finance Pass-Through Certificates issued pursuant to the terms of this Agreement.

         [CLASS A] CERTIFICATEHOLDER:  A Holder of a Class A Certificate.

         [CLASS A] CERTIFICATE INTEREST ARREARAGE: For any Payment Date, an amount equal to the excess, if any, of (a) the Class A Certificate Monthly Interest for such Payment Date and any outstanding Class A Certificate Interest Arrearage from the immediately preceding Payment Date plus interest on such outstanding Class A Certificate Interest Arrearage, to the extent permitted by law, at the Class A Certificate Remittance Rate from the immediately preceding Payment Date through (but not including) the current Payment Date minus (b) the amount of Class A Certificate Monthly Interest and Class A Certificate Interest Arrearage actually distributed to the Holders of the Class A Certificates on such Payment Date from whatever source.

         [CLASS A] CERTIFICATE MONTHLY INTEREST: For any Payment Date, an amount equal to the product of (i) one twelfth of the Class A Certificate Remittance Rate and (ii) the Class A Certificate Principal Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to any payments of Class A Certificate Monthly Principal and Class A Certificate Principal Arrearage paid on such preceding Payment Date.

         [CLASS A] CERTIFICATE MONTHLY PRINCIPAL: For any Payment Date, an amount equal to the product of (a) the Class A Certificate Percentage and (b) the Monthly Principal Payment.

         [CLASS A] CERTIFICATE PERCENTAGE: ____________ percent (__%).

         [CLASS A] CERTIFICATE PRINCIPAL ARREARAGE: For any Payment Date, the excess, if any, of (a) Class A Certificate Monthly Principal due on such Payment Date plus any outstanding Class A Certificate Principal Arrearage from the immediately preceding Payment Date over (b) the amount of Class A Certificate Monthly Principal and Class A Certificate Principal Arrearage paid to the Class A Certificateholders on such Payment Date from whatever source.

         [CLASS A] CERTIFICATE PRINCIPAL BALANCE: An amount equal, initially, to the Class A Certificate Initial Principal Balance and, thereafter, shall equal the Class A Certificate Initial Principal Balance reduced by all amounts previously paid to the Holders of the Class A Certificates representing payments of Class A Certificate Monthly Principal and Class A Certificate Monthly Principal Arrearage.

         [CLASS A] CERTIFICATE REMITTANCE RATE: ______ percent (___%) per annum.

         [CLASS A] INITIAL PRINCIPAL BALANCE:  $_________________.

         [CLASS A] PREPAYMENT PREMIUM: An amount equal to the product of (i) the Class A Certificate Percentage and (ii) the Prepayment Premium.]

         CLASS B CERTIFICATE: Any one of the ____% Class B Equipment Finance Pass-Through Certificates issued pursuant to the terms of this Agreement.

         CLASS B CERTIFICATEHOLDER:  A Holder of a Class B Certificate.

         CLASS B CERTIFICATE INTEREST ARREARAGE: For any Payment Date, an amount equal to the excess, if any, of (a) the Class B Certificate Monthly Interest for such Payment Date and any outstanding Class B Certificate Interest Arrearage from the immediately preceding Payment Date plus interest on such outstanding Class B Certificate Interest Arrearage, to the extent permitted by law, at the Class B Certificate Remittance Rate from the immediately preceding Payment Date through (but not including) the current Payment Date minus (b) the amount of Class B Certificate Monthly Interest and Class B Certificate Interest Arrearage actually distributed to the Holders of the Class B Certificates on such Payment Date from whatever source.

         CLASS B CERTIFICATE MONTHLY INTEREST: For any Payment Date, an amount equal to the product of (i) one twelfth of the Class B Certificate Remittance Rate and (ii) the outstanding Class B Certificate Principal Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to any payments of Class B Certificate Monthly Principal and Class B Certificate Principal Arrearage on such preceding Payment Date.

         CLASS B CERTIFICATE MONTHLY PRINCIPAL: For any Payment Date, an amount equal to the product of (a) the Class B Certificate Percentage and (b) the Monthly Principal Payment.

         CLASS B CERTIFICATE PERCENTAGE:  __________ percent (__%).

         CLASS B CERTIFICATE PRINCIPAL ARREARAGE: For any Payment Date, the excess, if any, of (a) Class B Certificate Monthly Principal due on such Payment Date plus any outstanding Class B Certificate Principal Arrearage from the immediately preceding Payment Date over (b) the amount of Class B Certificate Monthly Principal and Class B Certificate Principal Arrearage distributed to the Class B Certificateholders on such Payment Date from whatever source.

         CLASS B CERTIFICATE PRINCIPAL BALANCE: An amount equal, initially, to the Class B Initial Principal Balance and, thereafter, shall equal the Class B Initial Principal Balance reduced by all amounts previously paid to the Holders of the Class B Certificates representing payments of Class B Certificate Monthly Principal and Class B Certificate Monthly Principal Arrearage.

         CLASS B CERTIFICATE REMITTANCE RATE: _______________________ percent (_____%) per annum.

         CLASS B INITIAL PRINCIPAL BALANCE:  $_____________.

         CLASS B PREPAYMENT PREMIUM: An amount equal to the product of (i) the Class B Certificate Percentage and (ii) the Prepayment Premium.

         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom a Clearing Agency effects from time to time book entry transfer and pledges of securities deposited with the Clearing Agency.

         CODE: The Internal Revenue Code of 1986, as amended.

         COLLECTION ACCOUNT: The account or accounts established by the Trustee for the benefit of the Certificateholders [Securityholders] pursuant to Section ___ of this Agreement [the Indenture].

         CONTRACT DEFAULT: An event of default by an Obligor under a Contract.

         CONVEYED PROPERTY: The Conveyed Property will consist of (i) the Transferred Assets, (ii) funds on deposit in the Accounts and any Eligible Investments purchased with such amounts, (iii) the rights of the Depositor under the Sale Agreement, (iv) the rights of the Transferor (and of the Depositor, as assignee of the Transferor) under the Contribution and Servicing Agreement and
(v) all of the income and proceeds of any of the foregoing.

         CREDIT ENHANCEMENT: [Any bond or certificate insurance, a letter of credit, a guaranty, a cash collateral loan or other arrangement that increases the certainty of payment to the Securityholders.]

         DEFINITIVE CERTIFICATE: This term shall have the meaning set forth in
Section 4.10 hereof.

         DEPOSITOR: [DVI Receivables Corp. VIII], a corporation organized and existing under the laws of the State of Delaware.

         DEPOSITORY AGREEMENT: The agreement among the Depositor, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, in the form acceptable to the Majority of Holders.

         DISTRIBUTION DATE: _____________.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         FUNDING PERIOD: The period commencing on the Closing Date and ending on the earlier to occur of (i) the _________ Payment Date after the Closing Date,
(ii) the date on which an Early Amortization Event occurs, [or (iii) the depletion of the Pre-Funding Account].

         INITIAL AGGREGATE DISCOUNTED CONTRACT BALANCE: $___________.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: An amount equal to the [sum of the Class A] Initial Principal Balance [and the Class B Initial Principal Balance].

         MAJORITY OF HOLDERS: Holders of Certificates representing more than fifty percent (50%) of the Percentage Interest of the Trust.

         OID: Original Issue Discount, as defined in section 1273(a) of the Code and the Treasury Regulations issued thereunder.

         OPTIONAL REDEMPTION: The repurchase in whole or in part of the Outstanding Certificates, as permitted by Section ___ of [this Trust Agreement].

         OUTSTANDING: When used with reference to the Certificates and as of any particular date, any Certificate theretofore and thereupon being authenticated and delivered except:

                  (i) any Certificate cancelled by the Trustee [or proven to the satisfaction of the Trustee to have been duly cancelled by the Issuer at or before said date];

                  (ii) any Certificate, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the final payment date or redemption date, shall have theretofore been deposited with the Trustee (whether upon or prior to final payment date or the redemption date of such Certificate);

                  (iii) any Certificate in lieu of or in substitution for which another Certificate shall subsequently have been authenticated and delivered; and

                  (iv) any Certificate held by the [Issuer] or any Affiliate thereof.

         PARTIAL PREPAYMENT AMOUNT: With respect to a Collection Period and a Contract for which the Obligor has requested to make a voluntary partial Prepayment, an amount equal to the excess, if any, of (A) the sum of (w) the difference between (i) the Discounted Contract Balance of such Contract as of the first day of such Collection Period and (ii) the Discounted Contract Balance of such Contract as of the first day of such Collection Period calculated based on the amount of each Scheduled Payment payable by the Obligor after giving effect to the reduction of such Scheduled Payment which will result from such partial Prepayment, plus (x) accrued and unpaid interest on the balance in clause (w) at the Discount Rate from the Due Date on which a Scheduled Payment was last paid to (but not including) the first day of such Collection Period, plus (y) any unpaid Scheduled Payments from previous Collection Periods (regardless of whether Servicer Advances were made with respect to such Scheduled Payments) and interest thereon through the date of such partial Prepayment, [plus (z) the Prepayment Premium] less (B) any Scheduled Payments actually received by the Servicer with respect to the prepaid portion of such Contract for the current Collection Period on or before the date of such partial Prepayment.

         PAYMENT DATE: The __th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

         PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made hereunder such percentage interest being equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denomination of the same class.

         PLAN: An "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(i) of the Code.

         [PRE-FUNDING ACCOUNT: The account or accounts established by the Trustee for the benefit of the Certificateholders pursuant to Section ___ of [the Indenture] this Agreement.]

         PREPAYMENT: With respect to a Collection Period and a Contract (except a Defaulted Contract), any payment received from or on behalf of an Obligor in respect of any Scheduled Payment(s), in advance of their scheduled Due Date, including Prepayment Amounts, Partial Prepayment Amounts, Casualty Proceeds, Insurance Proceeds or otherwise, to the extent that any such amounts are included in the Discounted Contract Balance and have not been previously deducted from the Discounted Contract Balance of such Contract.

         PREPAYMENT AMOUNT: With respect to a Collection Period and a Contract for which the Obligor has requested to make a voluntary Prepayment in full, [and for which no Substitute Contract has been provided,] an amount equal to the excess of (A) the sum of (i) the Discounted Contract Balance of such Contract as of the beginning of such Collection Period, (ii) accrued and unpaid interest on the balance in clause (i) at the Discount Rate from the Due Date on which a Scheduled Payment was last paid to (but not including) the first day of such Collection Period, (iii) any unpaid Scheduled Payments from previous Collection Periods (regardless of whether

Servicer Advances were made with respect to such Scheduled Payments) and interest thereon through the date of Prepayment [and (iv) the Prepayment Premium] over (B) all Scheduled Payments received with respect to such Contract for such Collection Period on or before the date of such Prepayment.

         PREPAYMENT PREMIUM: With respect to any Contract for which the Obligor has requested to make a voluntary Prepayment in full or in part, an amount equal to the excess, if any, of (a) an amount equal to the Discounted Contract Balance of the Contract subject to the prepayment calculated using a discount rate equal to the sum of (i) the then current yield on U.S. Treasury securities with a maturity comparable to the weighted average life of the prepaid Contract, plus
(ii) an amount, expressed as a percentage, equal to the weighted average spread (between the Certificate rate and the applicable Treasury rate) used in pricing the Certificates at the original sale, plus (iii) the Servicing Fee Rate over
(b) an amount equal to the actual Discounted Contract Balance of such Contract.

         [PRE-FUNDING AMOUNT: For any Payment Date during the Funding Period, an amount equal to the amount by which (x) the Monthly Principal Payment for such Payment Date exceeds (y) the sum of the Discounted Contract Balance of all Contracts that were initially classified as a Defaulted Contract during the immediately preceding Collection Period.

         RELATED DOCUMENTS: The Contribution and Servicing Agreement, the Sale Agreement, this Trust Agreement, the Certificates, the Underwriting Agreement and each other document or instrument executed in connection thereof or the transaction contemplated thereby.

         REPURCHASE OPTION PAYMENT:  As defined in ss. 7.01 hereof.

         REQUIRED PAYMENTS: The amounts distributable pursuant to clauses [(a),
(b), (c), (d), (e), (f) and (g)] as set forth in Section ___ of this Agreement.

         [RESERVE ACCOUNT: The account or accounts established by the Trustee for the benefit of the Certificateholders pursuant to Section ____ of this Agreement.]

         SCHEDULED PAYMENTS: means, with respect to a Contract, the periodic payment, including but not limited to principal and interest scheduled to be paid by an Obligor pursuant to the terms and conditions of a Contract, due from the Obligor during the related Collection Period.

         SECURITY DEPOSIT: Any refundable deposit collected from, or on behalf of, an Obligor as a security deposit at the time of origination of a Contract.

         [TRANSFER DATE: With respect to the Original Contracts, the Cut-Off Date, and with respect to Additional Contracts or Substitute Contracts, the Payment Date that such Additional Contract or Substitute Contract is sold or contributed to the Trust Estate, as the case may be.]

         TRUST: DVI Asset Funding Trust _____, a [business] trust organized and existing under the laws of the State of ________.]

         TRUST ESTATE: All right, title and interest of the Trust in and to the property and rights transferred to or held by the Trust pursuant to this Agreement.

         TRUST ORDER: A written order or request signed in the name of [the Depositor by its Authorized Officers] [an Authorized Officer of the Owner Trustee] and delivered to the Trustee.

         TRUSTEE: The Person performing the duties of the Trustee under this Agreement, initially -------------.

         WARRANTY REPURCHASE AMOUNT: With respect to a Collection Period and for each Contract repurchased by Originator pursuant to the Contribution and Servicing Agreement[, and for which no Substitute Contract has been provided,] an amount equal to the excess of (A) the sum of (i) the Discounted Contract Balance of such Contract as of the beginning of such Collection Period, (ii) accrued and unpaid interest on the balance in clause (i) at the Discount Rate from the Due Date on which a Scheduled Payment was last paid to (but not including) the first day of such Collection Period, (iii) any unpaid Scheduled Payments from previous Collection Periods (regardless of whether Servicer Advances were made with respect to such Scheduled Payments) and interest thereon through the date of repurchase [and (iv) the Prepayment Premium] over (B) all Scheduled Payments received with respect to such Contract for such Collection Period on or before the date of such repurchase.


         Section 1.02. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration;

                  (g) interest payable under this Agreement shall be calculated on the basis of a 360 day year consisting of twelve 30 day months; and

                  (h) the term "principal" when referring to the Certificates shall mean the [sum of Class A] Certificate Monthly Principal, [Class A] Certificate Principal Arrearage, [Class B Certificate Monthly Principal and Class B Certificate Principal Arrearage] and the term "interest" when referring to the Certificates shall mean [the sum of Class A] Certificate Monthly Interest, [Class A] Certificate Interest Arrearage, [Class B Certificate Monthly Interest and Class B Certificate Interest Arrearage].

                                   ARTICLE II

                      CONVEYANCE OF CONTRACTS; TRUST ESTATE
                      -------------------------------------

                  Section 2.01. CONVEYANCE OF CONTRACTS. In consideration for the delivery to the Depositor by the Trustee of the Certificates in authorized denominations equal in the aggregate to [the sum of the Class A] Initial Principal Balance [and the Class B Initial Principal Balance], the Depositor does hereby sell, transfer, assign, set over and convey to the Trustee without recourse, all the right, title and interest of the Depositor in and to the Conveyed Property.

                  It is the intention of the Depositor and the Trustee that the assignment and conveyance by the Depositor of the Conveyed Property and the related issuance of the Certificates pursuant to this Agreement shall constitute a purchase by the Trust of the Conveyed Property [(other than the Reserve Account, the Pre-Funding Account and the Capitalized Interest Account)], and that the Conveyed Property not be part of the Depositor's estate in the event of the insolvency or bankruptcy of the Depositor. In the event that the Conveyed Property is held to be property of the Depositor's bankruptcy estate, or if for any reason this Agreement is held or deemed to create a security interest in the Conveyed Property, then (x) this Agreement shall also be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of _____________ and (y) the conveyance provided for in this section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of (A) a valid first priority perfected security interest in all of the Depositor's right, title and interest in and to the Conveyed Property, except for the Equipment not owned by the Depositor, and (B) a valid assignment by the Depositor to the Trustee of its security interest in the Equipment not owned by the Depositor. If the Trust terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of the Certificateholders.

                  Section 2.02. ACCEPTANCE BY THE TRUSTEE. (a) The Trustee acknowledges and accepts the assignment to it of the Conveyed Property pursuant to this Agreement to be held in trust for the use and benefit of all present and future Certificateholders [Securityholders], and has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Conveyed Property, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Estate.

                  (b) The Depositor hereby (x) appoints the Trustee as the Depositor's attorney-in-fact with all power to independently enforce against the Originator, the Transferor and the Servicer, as appropriate, any of its rights under any of the Related Documents under the Contribution and Servicing Agreement and the Sale Agreement and (y) directs the Trustee to enforce any such rights. The Trustee hereby accepts such appointment and agrees to enforce any such rights.

                  Section 2.03. CUSTODY OF CONTRACTS AND CONTRACT FILES. The executed original counterpart of each Contract, together with the other documents or instruments, if any, which constitute a part of a Contract File shall be held by the [Indenture] Trustee, in accordance with its customary practices, for the benefit of the Depositor [, the Certificateholders] and the Certificateholders, as their respective interests may appear.

                  Section 2.04. LIABILITIES OF THE TRUST AND PARTIES TO THIS AGREEMENT; LIMITATIONS THEREON. (a) The obligations evidenced by the Certificates provide recourse only to the Trust Estate and provide no recourse against the Depositor, the Originator, the Servicer, the Trustee, or any other Person. In consideration of the sale of the Certificates by the Depositor to the initial Certificateholders for aggregate proceeds equal to the Initial Certificate Principal Balance, the Depositor hereby instructs the Trustee to, and the Trustee hereby agrees to, cause the Trust to pay to the Certificateholders an amount of principal and interest, in each case at the times, from the sources and on the terms and conditions set forth herein.

                  (b) The Depositor, the Originator, the Transferor and the Servicer shall not be liable to the Trust, the Trustee or the Certificateholders except as expressly provided herein and, with respect to the Originator and the Servicer, as provided in the Contribution and Servicing Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment or other amounts due under a Contract, then neither the Trustee, the Trust nor the Certificateholders will have any recourse against the Depositor, the Originator, the Transferor or the Servicer for such Scheduled Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Trustee, the Trust or any Certificateholder as a direct or indirect result thereof, except as may be expressly provided for herein and, with respect to the Originator and the Servicer, as provided in the Contribution and Servicing Agreement.

                  (c) The Trustee agrees that in the event of a Contract Default by an Obligor, the Trustee, the Trust and the Certificateholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of the Originator (assigned to the Transferor, then to the Depositor and finally to the Trustee) under the Contract, the Insurance Policies and any document in any Contract File in the name of the Trustee, the Trust and the Certificateholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Depositor to exercise such rights.

                  (d) The receipt of the Conveyed Property by the Trustee pursuant to this Agreement does not constitute and is not intended to result in an assumption by the Trustee, the Trust or any Certificateholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of the Originator or the Servicer to any Obligor, or other Person in connection with the Equipment, the Contract, the Insurance Policies or any document in the Contract Files.

                  Section 2.05. TITLE TO TRUST ESTATE. Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee, in which case title shall be deemed to be vested in the Trustee.

                  Section 2.06. CONDITIONS TO CLOSING. As conditions to the execution, authentication and delivery of the Certificates by the Trustee on the Closing Date, the Trustee shall have received a certificate of the Depositor (and the Trustee shall not be responsible for any independent verification of such certificate) to the effect that the following have been delivered on or before the Closing Date:

                  (a) The List of Contracts certified by a duly authorized officer of the Originator;

                  (b) Copies of resolutions of the Board of Directors of the Originator and the Transferor approving the execution, delivery and performance of the Related Documents to which each is a party, certified by a Secretary or an Assistant Secretary of the Originator or the Transferor, as appropriate.

                  (c) A copy of a document, certified by the Secretary of State of the State of ________, and dated not more than 30 days prior to the Closing Date (and confirmed on the Business Day prior to the Closing Date by telegram, telephone or other similar means), evidencing the due organization and good standing of the Originator and the Transferor, as appropriate;

                  (d) Copies of the Certificate of Incorporation and By-Laws of the Originator and the Transferor certified as true, correct, complete by the Secretary of the Originator or the Transferor, as appropriate;

                  (e) Evidence of filing with the Secretary of State of the State of ___________ of UCC-1 financing statements (i) executed by the Originator, as debtor, and naming the Transferor as secured party (and the Trustee as assignee thereof) and the Conveyed Property as collateral; (2) executed by the Transferor, as debtor, and naming the Depositor as secured party (and the Trustee as assignee thereof) and the Conveyed Property as collateral; and (3) executed by the Depositor, as debtor and naming the Trustee as secured party and the Conveyed Property as collateral;

                  (f) A certificate listing the Servicing Officers of the Servicer as of the Closing Date;

                  (g) Executed copies of each of the Related Documents;

                  (h) Copies of resolutions of the Board of Directors of the Depositor approving the execution, delivery and performance of the Related Documents to which it is a party and the transactions contemplated thereby, certified by a Secretary or an Assistant Secretary of the Depositor;

                  (i) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and confirmed on the Business Day prior to the Closing Date by telegram, telephone or other similar means, evidencing the due organization and good standing of the Depositor;

                  (j) Copies of the Certificate of Incorporation and By-Laws of the Depositor, certified by a Secretary or an Assistant Secretary of the Depositor; and

                  (k) Evidence that all collections received on the Contracts from the close of business on the Cut-Off Date through ______________ have been deposited in the Collection Account, and of the deposit of $____________ in the Capitalized Interest Account, $__________ in any Reserve Account and $__________ in the Pre-Funding Account.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby makes the following representations and warranties on which the Trustee relies in accepting the Conveyed Property in trust and in authenticating the Certificates. Such representations, warranties and covenants are made as of the Closing Date (unless an earlier date is indicated therein), but shall survive the sale, transfer and assignment of the Conveyed Property to the Trustee.

                  (a) ORGANIZATION AND GOOD STANDING. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of ________, and is qualified to transact business in all states in which the ownership or lease of its property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of the Depositor to perform its obligations under this Agreement and each other Related Document to which it is a party.

                  (b) AUTHORIZATION. The Depositor has the power, authority and legal right to execute, deliver and perform this Agreement and each other Related Document to which it is a party including the sale and assignment of the Conveyed Property to the Trustee, and the execution, delivery, and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action;

                  (c) BINDING OBLIGATION. This Agreement and each other Related Document to which it is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

                  (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and each other Related Document to which it is a party and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or bylaws of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which Depositor is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than this Agreement, or violate any law, or any material order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties;

                  (e) NO PROCEEDINGS. There are no proceedings or investigations to which the Depositor is a party pending or, to the knowledge of the Depositor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (A) asserting the invalidity of this Agreement or any other Related Document, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Related Document or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Related Document;

                  (f) APPROVALS. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement or any other Related Document and with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement, have been or will be taken or obtained on or prior to the Closing Date;

                  (g) PLACE OF BUSINESS. The Depositor's principal place of business and chief executive office is at 500 Hyde Park, Doylestown, Pennsylvania 18901;

                  (h) SALE AGREEMENT. As of the Closing Date, the Depositor has entered into the Sale Agreement with the Transferor from whom it has acquired the Transferred Assets and any representations and warranties relating to the Equipment and the Contracts made by the Transferor in the Sale Agreement are for the benefit of the Depositor, the Trustee, and the Certificateholders;

                  (i) NO OTHER CONVEYANCE. The Depositor has not conveyed any of the Conveyed Property, nor will it convey any of the Trust Estate, to the Trust with any intent to hinder, delay or defraud any of its creditors.

                  (j) DEPOSITOR SOLVENT. The Depositor is solvent and will not be rendered insolvent as a result of the sale of the Conveyed Property to the Trust or the sale of the Certificates.

                  Section 3.02. COVENANTS OF THE DEPOSITOR. The Depositor hereby covenants and agrees with Trustee and the Certificateholders as follows:

                  (a) SECURITY INTERESTS. Except as otherwise provided herein, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Trust Property now existing or hereafter created, or any interest therein, prior to the termination of this Agreement pursuant to Article ___ and the Depositor shall defend the right, title and interest of the Trust in, to and under the applicable Trust Estate now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; PROVIDED, HOWEVER, that nothing in this subsection shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Trust Estate any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (b) DELIVERY OF COLLECTIONS. The Depositor agrees to pay to the Servicer all amounts which may be received by the Depositor in respect of the Trust Estate, and to which the Depositor shall not otherwise be entitled, as soon as practicable after receipt thereof by the Depositor.

                  (c) OBLIGATIONS WITH RESPECT TO CONTRACTS. The Depositor has and will have no obligations to be fulfilled under or in connection with any Contract and will do nothing to impair the rights of the Trust in the Contract. As long as there is no default of any of the provisions of the applicable Contract, the Depositor will not disturb the Obligor's quiet and peaceful possession of the related Equipment and Obligor's unrestricted use thereof for its intended purpose.

                  (d) COMPLIANCE WITH LAW. The Depositor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; PROVIDED, HOWEVER, that the Depositor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Trust in the Contracts and the related Equipment. The Depositor will comply, in all material respects, with all requirements of law applicable to the Depositor.

                  (e) NOTICE OF LIENS. The Depositor shall notify the Trustee in writing promptly after becoming aware of the existence of any Lien on the Trust Estate, except for any Liens for municipal or other local taxes if such taxes shall not at the time be due or payable without penalty or if the Trust shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (f) PROTECTION OF TRUST ESTATE. The Depositor shall take or cause to be taken such actions and execute such documents as are necessary to protect the Trust Estate and the Certificateholders' interests in the Trust Estate, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title and shall take no action, including the filing of financing statements under the UCC, which would be adverse to the Trust Estate or the Certificateholders' interests in the Contracts and the security interests in the Equipment.

                  (g) NAME CHANGE OR RELOCATION. If any change in either the Depositor's name, structure or the location of its principal place of business or chief executive office occurs, then the Depositor shall deliver [sixty (60) days'] prior written notice of such change or relocation to the Trustee, and the Depositor, no later than [five] days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Certificateholders' and the Trustee's respective interests in the Trust Estate.

                  (h) CHIEF EXECUTIVE OFFICE. During the term of this Agreement, the Depositor will maintain its chief executive office and principal place of business in one of the States of the United States.

                  (i) COSTS AND EXPENSES. The Depositor agrees to pay all reasonable costs and disbursements in connection with the protection, as against all third parties, of the Trust Estate and the Certificateholders' right, title and interest in and to the Trust Estate.

                                   ARTICLE IV

                                THE CERTIFICATES

                  Section 4.01. AUTHORIZATION OF CERTIFICATES. There shall be issued under this Agreement [(i)] the [Class A] Certificates in the initial aggregate principal amount of $__________ [and (ii) the Class B Certificates in the initial aggregate principal amount of $---------.]

                  The [Class A] Certificates [and the Class B Certificates] shall be initially issued in minimum denominations of $500,000, [each] as requested by the Depositor in writing prior to the date of issuance of the Certificates.

                  Section 4.02. FORM OF CERTIFICATES. The [Class A] Certificates [and the Class B Certificates] issued under this Agreement shall be substantially in the following form of Exhibit B, respectively, in each case, with such appropriate variations, omissions, additions and insertions as are permitted or required by this Agreement, and may have such legends or endorsements placed thereon as may, consistently herewith, be determined by any of the Corporate Trust Officers of the Trustee executing such Certificates, as evidenced by their execution of the Certificates.

                  Section 4.03. CERTIFICATE OF AUTHENTICATION. No Certificate shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication, substantially in the form as set forth in the form of Certificate attached hereto as Exhibit B, executed by a Corporate Trust Officer of the Trustee; and such certificate on any Certificate shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

                  At the written direction of the Depositor, the Trustee shall authenticate and deliver the Certificates. It shall not be necessary that the same authorized signatory of the Trustee execute the certificate of authentication on each of the Certificates.

                  Section 4.04. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration and registration of transfers of the Certificates. The names and addresses of the Holders of all Certificates and all transfers of, and the names and addresses of the transferees of, all Certificates will be registered in the Certificate Register. If a Person other than the Trustee is to maintain the Certificate Register, such successor certificate registrar shall give the Trustee prompt written notice of such appointment and of the location, and any change in the location, of the successor certificate registrar, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the certificate registrar by an officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and number of such Certificates.

                           (b)  Any Certificate is transferable only upon the
surrender to the Trustee of such Certificate assignment executed by the existing Holder or its duly authorized attorney in form reasonably satisfactory to the Trustee duly endorsed by, or accompanied by a written instrument of transfer. Upon satisfaction of such requirements, each Holder of a Certificate shall have the right to require a new Certificate or Certificates of the same Class to be issued to it or to its assignee. All Certificates issued upon any registration of transfer or exchange of Certificates shall be entitled to the same rights under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                           (c) Any service charge made or expense incurred by
the Trustee for any such registration, discharge from registration or exchange referred to in this Section 4.04 shall be paid by the Certificateholder. The Trustee may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

                           (d) The preceding provisions of this Section 4.04
notwithstanding, the Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges, of any Certificate for a period of thirty (30) days preceding the due date for the final repayment of principal with respect to the Certificate.

                  Section 4.05. MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to hold the Trust and the Trustee harmless, then the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Certificate; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become, or within thirty (30) days shall be, due and payable, the Trustee may pay such destroyed, lost or stolen Certificate when so due or payable instead of issuing a replacement Certificate.

                  (b) If, after the delivery of such replacement Certificate, or payment of a destroyed, lost or stolen Certificate pursuant to the proviso to the last sentence of subparagraph (a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee in connection therewith.

                  (c) The Trustee may, for each new Certificate authenticated and delivered under the provisions of this Section 4.05, require the advance payment by the Certificateholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Trustee or Trust Estate. Any Certificate issued under the provisions of this

Section 4.05 in lieu of any Certificate alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Agreement with all other Certificates of the same Class issued hereunder. The provisions of this Section 4.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 4.06. CANCELLATION. Any such Certificate as to which the Trustee has made or holds the final payment thereon shall be deemed cancelled and shall no longer be outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee. All Certificates surrendered for payment, registration of transfer, exchange or transfer shall be promptly cancelled by the Trustee. If the Trustee, for its own account, shall acquire any of the Certificates, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Certificates. All cancelled Certificates may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

                  Section 4.07. PERSONS DEEMED OWNERS. The Person in whose name any Certificate is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Agreement and the Trustee and the Trust Estate shall not be affected by any notice or knowledge to the contrary. Payments of principal and interest on the Certificates shall be payable on each Payment Date only to the registered Holder thereof on the immediately preceding Record Date.

                  Section 4.08. BOOK ENTRY CERTIFICATES. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing the Book Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust Estate. Such Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
4.10 hereof. Unless and until Definitive Certificates have been issued to Certificate Owners pursuant to Section 4.10:

                  (i) the provisions of this Section shall be in full force and effect;

                  (ii) the certificate registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on such Certificates and the giving of instructions or directions hereunder) as the sole Holder of such Certificates, and shall have no obligation to such Certificate Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (iv) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and, pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 4.10, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Certificates to such Clearing Agency Participants; and

                  (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Percentage Interest in the Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Certificates and (ii) has delivered such instructions to the Trustee.

                  Section 4.09. NOTICES TO CLEARING AGENCY. With respect to the Certificates, whenever a notice or other communication to the related Certificateholders is required or other communication to Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 4.10, the Trustee shall give all such notices and communications specified herein to be given to such Certificateholders to the Clearing Agency, and shall have no obligation to the related Certificate Owners.

                  Section 4.10. DEFINITIVE CERTIFICATES. If, with respect to Book Entry Certificates, (i) the Trustee is notified in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at is option, elects to terminate the book entry system through the Clearing Agency or (iii) [after the occurrence of an Event of Default or a Servicer Default], Certificate Owners representing beneficial interests aggregating at least a Majority of Holders advise the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Certificate Owners, then the Clearing Agency shall notify all such Certificate Owners and the Trustee of the occurrence of any such event and of the availability of definitive fully registered Certificates ("Definitive Certificates") to such Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificate or Certificates representing the Book Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

                  Section 4.11. TEMPORARY CERTIFICATES. Pending the preparation of Definitive Certificates to be issued in exchange for Book Entry Certificates, the Trustee may execute and authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Certificates in lieu of which they are issued with such variations not inconsistent with the terms of this Agreement as the Corporate Trust Officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

                  If temporary Certificates are so issued, the Trustee will cause Definitive Certificates to be prepared without unreasonable delay. After preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of Definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates.

                                    ARTICLE V

                        PAYMENT OF CERTIFICATES; ACCOUNTS

[NOTE: THE PROVISIONS OF SECTIONS 5.01, 5.02, 5.03, 5.07, 5.08, 5.09 AND 5.10
MAY BE DELETED OR MODIFIED DEPENDING ON THE TERMS OF A PARTICULAR TRANSACTION.]

                  Section 5.01. COLLECTION ACCOUNT. (a) The Trustee hereby establishes the Collection Account to be held (together with all property therein from time to time) by and maintained with the Trustee in accordance with the provisions of this Section 5.01. The Collection Account shall at all times be an Eligible Account and shall be held as one or more segregated trust accounts, initially in the Trustee's corporate trust department, and shall be titled as follows: "_______________, as Trustee for the benefit of the registered Certificateholders of DVI Asset Funding Trust 199_____ -- Collection Account". The Trustee shall make or permit withdrawals from the Collection Account only as provided in this Agreement.

                  (b) The following amounts shall be deposited in the Collection Account at the times indicated below:

                           (i) The Servicer shall remit to the Trustee and the Trustee shall immediately deposit, or cause to be deposited into the Collection Account the aggregate amount of Collections received by the Servicer on or before the [second] Business Day following the Servicer's receipt of such Collections; [provided, however, that the Servicer shall not be obligated to remit any portion of the foregoing amounts which represent Excluded Amounts];

                           (ii) The Servicer shall remit to the Trustee on or prior to _______ on the [Notice] Date, and the Trustee shall immediately deposit into the Collection Account, any Servicer Advances;

                           (iii) The Originator shall remit to the Trustee, and the Trustee shall deposit in immediately available funds, the aggregate Warranty Repurchase Amount due and payable by the Originator not later than the _________ Business Day following the date on which it becomes obligated to pay such Warranty Repurchase Amount and the Trustee shall immediately deposit into the Collection Account any Warranty Repurchase Amount received from, or on behalf of, the Originator;

                           [(iv) The Trustee shall immediately deposit into the Collection Account any Reserve Account Draw required to be deposited into the Collection Account pursuant to Section 5.02 of this Agreement]; and

                           [(v) The Trustee shall immediately deposit into the Collection Account the amount of any withdrawals made from the Capitalized Interest Account in accordance with Section
                                    5.10 of this Agreement.]

                  (c) On each Payment Date, the Trustee shall pay the amounts set forth below (based solely on the information stated on the Servicer Report delivered on the immediately preceding Notice Date) out of the Collection Account from amounts deposited therein pursuant to this Section 5.01 to the following Persons in the following order of priority:

                  [(1) To the Servicer by [wire transfer of immediately available funds] (to the account that the Servicer has designated to the Trustee on or prior to the Business Day immediately preceding such Payment Date), an amount necessary to reimburse the Servicer for unreimbursed Servicer Advances as follows: (i) for Servicer Advances made with respect to Contracts which become Defaulted Contracts, from all Collections; and (ii) for Servicer Advances made with respect to Delinquent Contracts, from such delinquent payments subsequently received from Obligors under such Delinquent Contract;]

                  (2) To the Servicer by [wire transfer of immediately available funds] (to the account that the Servicer has designated to the Trustee on or prior to the Business Day immediately preceding such Payment Date), the sum of
(a) any Servicing Fee Arrearage, plus (b) any other amounts to which the Servicer is entitled pursuant to the [Contribution and Servicing Agreement]; and

                  (3) To each Holder of a [Class A] Certificate on the immediately preceding Record Date (or, in the case of the initial Distribution Date, the Closing Date), pro rata, by [wire transfer of immediately available funds] (to the account that such Certificateholder has designated to the Trustee in writing on or prior to the Business Day immediately preceding such Payment
Date), an amount equal to the sum of (x) [Class A] Certificate Monthly Interest and (y) [Class A] Certificate Interest Arrearage, if any;

[ (4) To each Holder of a Class B Certificate on the immediately preceding Record Date (or, in the case of the initial Distribution Date, the Closing
Date), pro rata, by [wire transfer of immediately available funds] (to the account that such Certificateholder has designated to the Trustee in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (x) Class B Certificate Monthly Interest and (y) Class B Certificate Interest Arrearage, if any;]

                  (5) To each Holder of a [Class A] Certificate on the immediately preceding Record Date, pro rata, by [wire transfer of immediately available funds] (to the account such Certificateholder has designated to the Trustee in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (i) [Class A] Certificate Monthly Principal and (ii) [Class A] Certificate Principal Arrearage, if any;

[                  (6) To each Holder of a Class B Certificate on the
immediately preceding Record Date, pro rata, by [wire transfer of immediately available funds] (to the account that such

Certificateholder has designated to the Trustee in writing on or prior to the Business Day immediately preceding such Payment Date), pro rata, an amount equal to the sum of (i) Class B Certificate Monthly Principal and (ii) Class B Certificate Principal Arrearage, if any;]

                  [(7)     To the Trustee, the amount of any fees, expenses and
indemnifications owing pursuant to Section ___ hereof;] and

                  (8) To the Depositor (or its designee), any remaining Available Funds (and the proceeds thereof) on deposit in the Collection Account.

                  [Section 5.02. RESERVE ACCOUNT. (a) The [Depositor] [Trustee] hereby establishes the Reserve Account to be held (together with all property therein from time to time) by and maintained with the Trustee in accordance with the provisions of this Section 5.02. The Reserve Account shall at all times be an Eligible Account and shall be held as one or more segregated trust accounts in the Trustee's corporate trust department and shall be titled as follows:
"__________, as Trustee for the benefit of the registered Certificateholders of DVI Asset Funding Trust _____-Reserve Account". The Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Indenture.

                  (b) No later than the Business Day prior to each Payment Date, the Trustee shall, in accordance with the information set forth in the Servicer Report, make a draw on the Reserve Account in an amount equal to the extent by which Available Funds related to such Collection Period are not sufficient to pay the Required Payments on such Payment Date, and the amount of any such Reserve Account Draw will be deposited in the Collection Account.

                  (c) On the first Business Day after the date on which this Agreement terminates pursuant to Section ____ hereof, the Trustee shall withdraw all amounts then on deposit in the Reserve Account and deliver such amounts first to the Holders of the [Class A] Certificates to the extent of any unpaid amounts owing on the [Class A] Certificates, [then to the Holders of the Class B Certificates to the extent of any unpaid amounts owing on the Class B Certificates and finally to the Depositor or its designee.]]

                  Section 5.03.  [RESERVED]

                  Section 5.04. INVESTMENT OF MONIES HELD IN THE ACCOUNTS. The Trustee shall invest any cash deposited in the Accounts in such Eligible Investments as the Servicer shall direct. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature not later than the [Business Day immediately preceding the next succeeding] Payment Date. If the Trustee has not received written instructions from the Servicer as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Trustee to invest such funds in Eligible Investments described in clause [(iv)] of the definition thereof. Any funds in the Accounts not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the Trustee for the benefit of the Noteholders provided that upon release of such Eligible Investments in accordance with Section ____ of this

Agreement, the Trustee shall transfer such Eligible Investments into the name of the Issuer or its designee. Any earnings on Eligible Investments in the Accounts shall be retained in each such account and be distributed in accordance with the terms of this Indenture. The Trustee shall not be liable or responsible for losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer.

                  Section 5.05. RECORDS. The Trustee shall cause to be kept and maintained adequate records pertaining to the Accounts and all disbursements therefrom.

                  [Section 5.06. CAPITALIZED INTEREST ACCOUNT. (a) The Trustee hereby establishes the Capitalized Interest Account to be held (together with all property therein from time to time) by and maintained with the Trustee for the benefit of the Certificateholders. The Capitalized Interest Account shall at all times be an Eligible Account and initially shall be held as one or more segregated trust accounts in the Trustee's corporate trust department and shall be titled as follows: "_______________, as Trustee for the benefit of the registered Certificateholders of DVI Asset Funding Trust ______ -Capitalized Interest Account". The Trustee shall make or permit withdrawals from the Capitalized Interest Account only as provided in this Agreement.

                  (b) On the Closing Date, the Trustee shall deposit in the Capitalized Interest Account funds in an amount equal to $________ from the proceeds of the sale of the Notes.

                  (c) On each Payment Date through and including the Payment Date immediately following the termination of the Funding Period, the Trustee shall transfer from the Capitalized Interest Account to the Collection Account the Capitalized Interest Requirement for such Payment Date.

                  (d) On the Payment Date following the termination of the Funding Period, any amounts remaining in the Capitalized Interest Account shall be paid to the Company on such Payment Date and the Capitalized Interest Account shall be closed.]

                  [Section 5.07. LOCKBOX ACCOUNT. On or prior to the Closing Date, the Trustee, on behalf of the Issuer, shall establish in the name of the Trustee for the benefit of the Noteholders, a post-office box with __________ (the "Lockbox Account") for the receipt directly from the Obligors of all Collections on, or in respect of, each Contract. No Person other than the Trustee shall be permitted to have access to such Lockbox Account. On each Business Day, the Trustee shall cause all items received in the Lockbox Account since the preceding Business Day to be deposited into the Collection Account. All Collections relating to a Contract received in the Lockbox Account shall constitute part of the Collateral.]

                  [Section 5.08. PRE-FUNDING ACCOUNT. (a) The Trustee, on behalf of the Issuer, hereby establishes the Pre-Funding Account to be held (together with all property therein from time to time) by and maintained with the Trustee for the benefit of the Certificateholders. The Pre-Funding Account shall at all times be an Eligible Account and initially shall be held as one or more segregated trust accounts in the Trustee's corporate trust department and shall be titled as follows: "_______________, as Trustee for the benefit of the registered Certificateholders of

DVI Asset Funding Trust _____ Pre-Funding Account". The Trustee shall make or permit withdrawals from the Pre-Funding Account only as provided in this Indenture.

                  (b) On the Closing Date, the Trustee shall deposit, on behalf of the Noteholders, in the Pre-Funding Account funds in an amount equal to $________ from the proceeds of the sale of the Notes.

                  (c) On any Transfer Date occurring subsequent to the Closing Date [and prior to the expiration of the Funding Period], the Issuer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to ___% of the Discounted Contract Balances of the Additional Contracts sold to the Company on such Transfer Date and pay such amount, upon satisfaction of the conditions set forth in Section ____ of the [Contribution and Servicing Agreement] with respect to such transfer.

                  (d) If the balance of funds on deposit in the Pre-Funding Account has not been reduced to zero on the Final Transfer Date [within the Funding Period], the Trustee is hereby authorized and directed to withdraw from the Pre-Funding Account on such Final Transfer Date the remaining Pre-Funded Amount on deposit in the Pre-Funding Account and shall distribute such amounts on such Final Additional Closing Date to the [Class A] Certificateholders [and the Class B Certificateholders], in accordance with their respective percentages, [as a prepayment on the Class A Certificates and the Class B Certificates.]]

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE
                             ----------------------

                  Section 6.01. DUTIES OF TRUSTEE. (a) Except during the continuance of a Servicer Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Agreement; PROVIDED, HOWEVER, the Trustee shall examine such statements, reports, documents, orders, opinions or other instruments whether or not they confirm on their face to the requirements of this Agreement.

                  (b) If a Servicer Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Contribution and Servicing Agreement, and use the degree of care and skill in their exercise as is required pursuant to the terms of the Contribution and Servicing Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                   (i) This paragraph shall not limit the effect of paragraph
         (b) of this Section;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions received from the requisite amount of Holders relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (d) No provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 6.02.  RIGHTS OF THE TRUSTEE.

                  (a) The Trustee may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

                  (b) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (c) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority of Holders; PROVIDED, HOWEVER, that the Trustee may require reasonable indemnity against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding. The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Certificateholders requesting such examination or, if paid by the Trustee, shall be reimbursed by such Certificateholders upon demand.

                  (d) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, [provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder].

                  (e) The provisions of this Section 902 shall be applicable to the Trustee in its capacity as Trustee under this Agreement. If the Trustee, in accordance with the Contribution and Servicing Agreement, shall have succeeded to the obligations of the Servicer, the provisions of the [Contribution and Servicing] Agreement shall govern the actions of the Trustee as successor Servicer.

                  Section 6.03. TRUSTEE NOT LIABLE. (a) Other than the representations and warranties contained in Section 9.11 hereof and the certificate of authentication on the Certificates, the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates, the Trust Estate or of any related document. The Trustee shall not be accountable for the use or application by the Trust Estate of any of the Certificates or of the proceeds thereof, or for the use or application of any funds paid to the Trust Estate or the Servicer (if the Servicer is a Person other than the Trustee) in respect of the Collateral.

                  (b) The Trustee shall not have any obligation or responsibility with respect to the Contract Files [except as set forth in Section _____________]. The Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Contract or item of Equipment, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Trustee or of any intervening assignment, the review of any Contract (it being understood that the Trustee has not reviewed and does not intend to review the substance or form of any such Contract), the performance or enforcement of any Contract, the compliance by the Originator or the Servicer [(other than the Trustee acting as Servicer)] with any covenant or the breach by the Originator or the Servicer (other than the Trustee acting as Servicer) of any warranty or representation made hereunder or in any related document or the accuracy of such warranty or representation, any investment of monies in the Accounts or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 5.04 hereof), the acts or omissions of the Depositor, the Servicer (other than the Trustee acting as Servicer) or any Obligor or any action of the Servicer taken in the name of the Trustee.

                  (c) The Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in such Contract hereunder or the receipt by the Trustee of any payment relating to any Contract pursuant hereto, nor shall the Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Trust Estate or the Depositor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

                  Section 6.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; PROVIDED, HOWEVER, that (1) such transaction must not result in the disqualification of the Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940, as amended and (2) the Trustee must comply with Section 6.06 hereof.

                  Section 6.05. LIEN FOR TRUSTEE'S FEES AND EXPENSES. The fees and expenses of the Trustee shall be paid in accordance with Section 5.01 of this Agreement. Subject to the provisions of Section ______ hereof, the Trust Estate shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its power or duties hereunder.

                  Section 6.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee may have normal banking relationships with the Company. The Trustee or its parent corporation shall at all times have a combined capital and surplus of at least [$50,000,000]. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 6.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee hereunder shall at all times qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.07 hereof.

                  Section 6.07. RESIGNATION AND REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Certificateholders, the Company, any other Depositor, and any Indenture Trustee. Upon receiving such notice of resignation, the Majority of Holders shall promptly appoint a successor trustee (which shall be reasonably acceptable to the Majority of Holders) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall be reasonably acceptable to the Majority of Holders.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 hereof and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company shall remove the Trustee and appoint a successor Trustee reasonably acceptable to the Majority of Holders by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

                  The Trustee also may be removed at any time (i) by the Company, if the Trustee ceases to be eligible to continue as such under this Trust Agreement, (ii) if the Trustee become insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Estate held by the Trustee pursuant to this Trust Agreement is located, or (iv) by the Majority of Holders upon 30 days' advance written notice to the Trustee and to the Company.

                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.08 hereof.

                  Section 6.08. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 6.07 hereof shall execute, acknowledge and deliver to the Trust Estate and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee the original Contracts and Contract Files, if any, delivered to it, together with any amount remaining in the Accounts. In addition, the predecessor Trustee and, upon request of the successor Trustee, the Trust Estate shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.06 hereof.

                  (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the Trustee shall mail notice of its succession to all Certificateholders at their addresses as shown in the Note Register.

                  Section 6.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 6.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 6.10. SEPARATE TRUSTEES, CO-TRUSTEES AND CUSTODIANS. The Trustee or the Majority of Holders shall each have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, where such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Trustee shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

                  Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


                   (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except as provided in the instrument of appointment, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee or the Majority of Holders may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Agreement.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

                  Any separate trustee, co-trustees, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name, provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

                  No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.06 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 6.08 hereof.

                  The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  Section 6.11. REPRESENTATIONS AND WARRANTIES. The Trustee hereby represents and warrants that:

                  (a) ORGANIZATION AND GOOD STANDING. The Trustee is a [national] banking association duly organized, validly existing and in good standing under the laws of [the United States of America], and has the power to own its assets and to transact the business in which it is presently engaged;

                  (b) AUTHORIZATION. The Trustee has the power, authority and legal right to execute, deliver and perform this Agreement and to authenticate the Certificates, and the execution, delivery and performance of this Agreement and the authentication of the Certificates has been duly authorized by the Trustee by all necessary corporate action;

                  (c) BINDING OBLIGATIONS. This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                  (d) NO VIOLATION. The performance by the Trustee of its obligations under this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Trustee;

                  (e) NO PROCEEDINGS. There are no proceedings or investigations to which the Trustee is a party pending, or, to the knowledge of the Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement or the Certificates; and

                  (f) APPROVALS. Neither the execution or delivery by the Trustee of this Agreement nor the consummation of the transactions by the Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal or State of ____________ law governing the banking or trust powers of the Trustee;

                  Section 6.12. TRUSTEE OFFICES. The Trustee shall maintain in the State of ____________ an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange, which office shall initially be located at ___________________________________________________, and shall promptly notify the Servicer and the Certificateholders of any change of such location.

                  Section 6.13. NOTICE OF EVENT OF SERVICER DEFAULT. (a) If the Trustee shall have actual knowledge of a Servicer Default, the Trustee, shall give prompt written notice thereof to the Certificateholders. For all purposes of this Agreement, in the absence of actual knowledge by a Corporate Trust Officer of the Trustee, the Trustee shall not be deemed to have actual knowledge of any Servicer Default unless notified in writing thereof by the Depositor, the Servicer or any Certificateholder, and such notice references the Certificates generally, the Trust Estate or this Agreement.

                  [(b) Upon the waiver or cure of a Servicer Default, the Trustee shall promptly notify the Rating Agencies as to how and when such Servicer Default was waived or cured.]

                  Section 6.14. REPORTS TO CERTIFICATEHOLDERS. The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) with respect to a Series, the amount of such distribution allocable to principal on the Certificates, separately identifying the aggregate amount of any principal prepayments or redemptions included therein;

                  (ii) with respect to a Series, the amount of such distribution allocable to interest on the Certificates;

                  (iii) the aggregate outstanding implicit or explicit principal balance of the Assets as of the close of business on the Determination Date;

                  (iv) the Aggregate Outstanding Principal Balance of the Certificates of such series as of the Distribution Date, after giving effect to distributions allocated to principal reported under (i) above;

                  (v) if applicable, the amount of any shortfall (I.E., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

                  (vi) if applicable, the number and aggregate principal balances of any Delinquent Contracts or Defaulted Contracts;

                  (vii) in the case of any Credit Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

                  (viii) in the case of any Series which includes Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

                  (ix) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

                  (x) such other information as specified in the related Trust Agreement.

                  In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (A) the aggregate of amounts reported pursuant to clauses (i), (ii) and (v) (to the extent not received on any subsequent Payment Date(s) during such calendar year) above for such calendar year and (B) such other information specified in this Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant.

                  Section 6.15. LIST OF CERTIFICATEHOLDERS; NO MEETINGS. Unless otherwise specified in the Prospectus Supplement, upon written request of three or more Certificateholders of record of a Series for more than six months for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.01. TERMINATION. (a) The Trust created by this Agreement shall terminate [135] days after the earlier to occur of (i) upon the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession and resale of any Equipment relating to such Contract and the remittance of all funds due hereunder; or (ii) at the option of the Servicer [or the Company or other Depositor], on any Payment Date which occurs in the month next following a Collection Period in which the Aggregate Discounted Contract Balance is 10% or less of the Aggregate Discounted Contract Balance as of the Cut-Off Date, so long as the Servicer [or the Company or other Depositor] deposits or causes to be deposited in the Certificate Account during the Collection Period related to such Payment Date an amount equal to the Warranty Repurchase Amount for each Contract (a "Repurchase Option Payment").

                  Notice of any termination, specifying the Payment Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer 10 days prior to the date such notice is to be mailed) by letter to Certificateholders [and the Rating Agencies] mailed no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Payment Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payment being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Servicer's election to repurchase, the Servicer shall deposit in the Certificate Account during the applicable Collection Period an amount equal to the above-described purchase price and on the Payment Date on which such termination is to occur, Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the Certificates, the Trustee shall notify the Servicer, or its successor servicer, and the Servicer, or its successor servicer, shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Payment Date, if not in connection with the Servicer's optional repurchase; or (b) if the Servicer elected to so purchase, an amount equal to the then outstanding principal balance of, and accrued interest on, the Certificates.

                  If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall appoint an agent to take appropriate and reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in the Trust Estate hereunder.

                  (b) Upon deposit into the Certificate Account of the Warranty Repurchase Amount by the Servicer under Section [_______], the Trustee shall be deemed without any further action to have assigned to the Servicer, each Contract that remains in default immediately prior to such termination, without recourse, representation or warranty.

                  (c) Notwithstanding any other provision of this Agreement, the Trust created by this Agreement shall not continue beyond the expiration of 21 years from the death of the last survivor of the descendants of John D. Rockefeller living on the date hereof.

                  (d) Except as provided in Section [________], neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section [_____], shall not (i) operate to terminate this Agreement or the Trust, nor (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  Section 7.02 DISSOLUTION UPON BANKRUPTCY OF THE DEPOSITOR. In the event that any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding, voluntary or involuntary, under any federal or state bankruptcy or similar law (each, an "Insolvency Event") shall occur with respect to the Depositor, this Agreement shall be terminated 60 days after the date of such Insolvency Event, unless, before the end of such 60-day period the Trustee shall have received written instructions from each of the Certificateholders (other than the Depositor), to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Trustee written notice of such Insolvency Event and
(ii) the Trustee shall, upon receipt of written notice of such Insolvency Event from the Depositor, give prompt written notice to the Certificateholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section [____]. Upon a termination pursuant to this Section, the Trustee shall sell the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as Collections under the Contribution and Servicing Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 8.01. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 8.02. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote or in any manner otherwise control (except as expressly provided herein) the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  Except as set forth in Section ____, no Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default (including any Servicer Default) and of the continuance thereof, as hereinbefore provided, and the Holder of Certificate evidencing in the aggregate not less than 25% of the Percentage Interests shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificate shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rightful Holders of any other of such Certificates or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 8.03. AMENDMENT. (a) Without the consent of any Securityholder and based on an Opinion of Counsel from a nationally recognized outside counsel, the Depositor and the Trustee, at any time and from time to time, may amend this Trust Agreement for any of the following purposes:

                           (i) to add to the covenants of the [Depositor] for
                  the benefit of the Securityholders, or to surrender any right or power herein conferred upon the Issuer;

                           (ii) to cure any ambiguity, to correct or supplement
                  any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that such action shall not materially adversely affect the interests of the Securityholders of the Certificates. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency which may have rated such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof;

                           (iii) to correct or amplify the description of any
                  property at any time a part of the Trust Estate, or better to assure, convey and confirm unto the Trustee any property part of or required to be a part of the of Trust Estate, or to deposit additional property into the Trust Estate, or to set forth the terms of and security for additional Series;

                           [(iv) to add to the conditions, limitations and
                  restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Certificates, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the [Issuer] [Depositor];]

                           (v) to convey, transfer, assign, mortgage or pledge
                  any additional property to or with the Trust or the Trustee;

                           (vi) to evidence the succession of the Trustee
                  pursuant to Article __;

                           [(vii) to evidence the succession of another person
                  to [Issuer] [Depositor];]

                           (viii) to make any amendment necessary or desirable
                  to maintain the federal income tax status of the [Issuer] [Depositor] [Trust]; or

                           (ix) to amend the provisions of this Trust Agreement
                  relating to [authentication and] delivery of a Series with respect to which an amendment has not theretofore been authorized; or

                  (b) This Trust Agreement also may be amended by the Trustee and the Company with respect to such Series with the consent of the Holders possessing not less than 66% of the Aggregate Outstanding Principal Balance of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; PROVIDED, HOWEVER, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of Aggregate Outstanding Principal Balance of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Aggregate Outstanding Principal Balance of each Class of Certificates affected thereby; (c) modify or alter the provisions of this Trust Agreement defining the term "Outstanding";
(d) reduce the percentage of the Voting Rights, the consent of the Holders of which is required to direct the Trustee to liquidate the Assets for such Series,
(e) modify any of the provisions of this Trust Agreement if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Certificate on any Distribution Date or to affect the rights of the Holders of Certificates of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Certificates of such Series (or Class of such Series) contained therein or (f) modify the provisions of this Trust Agreement regarding that any modifications of this Trust Agreement receive the consent of the requisite portion of the Holders of Certificates, except to increase the percentage or number of Holders required to consent to such modification of this Trust Agreement, or to provide that additional provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby.

                  (c) Promptly after the execution of any amendment pursuant to this Section, the Trustee [Depositor] shall mail to the Securityholders of the Certificates and the Rating Agencies, a notice setting forth in general terms the substance of such amendment or supplement, together with a copy of the text of such Supplement. Any failure of the Trustee [Depositor] to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Amendment.

                  Section 8.04. DURATION OF AGREEMENT. This Agreement shall continue in existence and effect until terminated as herein provided.

                  Section 8.05. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 8.06. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Trustee,

-----------------------, -----------------, ---------, ----------,
----------------------, or (ii) in the case of the Rating Agencies, to -----------------------------, -------------------------------, ----------,
-----------, ----------------------, (iii) in the case of Certificateholders, the address that appears in the Certificate Register, (iv) in the case of the Depositor, 500 Hyde Park, Doylestown, Pennsylvania 18901, or (v) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such person to the other parties to this Agreement.

                  Section 8.07. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Seller, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

                  Section 8.08. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope and intent of any provisions or sections of this Agreement.

                  Section 8.09. EXHIBITS. The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integrate part of this Agreement.

                  Section 8.10. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "paragraphs", and other subdivisions without reference to a document are to be designated Articles, Sections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a paragraph without further reference to a
Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 8.11. NO BANKRUPTCY PETITION AGAINST DEPOSITOR OR TRANSFEROR. Each party hereto agrees that, prior to the date that is one year and one day after the payment in full of all outstanding Certificates, it will not institute against the Depositor or the Transferor, or join any other Person in instituting against the Depositor, Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceeding under the laws of the United States or any state of the United States. This Section 8.11 shall survive the termination of this Agreement.

                  IN WITNESS WHEREOF, the Depositor and the Trustee have caused their name to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


DVI
   --------------------,
as Depositor



By:
   ------------------------------

Name:                                       Title:
     ----------------------------                 ------------------------------



---------------------,
as Trustee



By:
   ------------------------------

Name:                                       Title:
     ----------------------------                 ------------------------------

                                    EXHIBIT A
                           FORM OF CLASS A CERTIFICATE

                              [Face of Certificate]

                        [DVI ASSET FUNDING] TRUST ______
                   ____% CLASS A EQUIPMENT FINANCE CERTIFICATE

         evidencing a fractional undivided interest in a Trust, the corpus of which consists primarily of the receivables of a portfolio of equipment leases and security interests in Equipment, as more fully described in the Trust Agreement referred to herein.

         Principal in respect of this Class A Certificate is payable monthly on the dates and in the amounts set forth in the Trust Agreement referred to herein. Accordingly, the unpaid principal balance of the fractional undivided interest evidenced hereby at any time may be less than the Initial Class A Principal Balance set forth below.

         This Certificate does not represent any interest in DVI ____________, or any Affiliate thereof. Neither the Certificates nor the Contracts are insured by any governmental agency.

Initial Class A Principal Balance
of this Certificate:       $______________

Certificate No. ________   Class A Interest Rate:    ____%

Initial Class A Principal Balance   $_________

Interest representing ____% of the Class A Principal Balance
                            ____% of the Aggregate Certificate Principal
                                              Balance

                  THIS CERTIFIES THAT ___________________________________ is the
registered owner of a ______________ ($__________________ dollars)
nonassessable, fully-paid, fractional undivided interest in the DVI Asset Funding Trust _______ (the "Trust") formed by DVI ___________, a Delaware ________ (the "Transferor"). The Trust hereby agrees to pay to such registered Holder its pro rata share (based on the aggregate Percentage Interest held by such registered Holder) of the Required Payments, as hereinafter set forth in this Certificate and as more fully set forth in the hereinafter defined Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement. The corpus of the Trust includes a portfolio of equipment finance contracts (the "Contracts"), including all Scheduled Payments and other payments due thereunder after _____________, 199_ (the "Cut-Off Date"), a security interest in the Equipment leased thereunder and the income and proceeds of such Equipment, a Collection Account, [a Reserve Account,] and [a _______ Account], as described in the Agreement, and other property. The Aggregate Discounted Contract Balance for all Contracts is $_____________ as of the Cut-Off Date. The Trust was created pursuant to a Trust Agreement dated as of ____________, 199_ (the "Agreement") between DVI _______, as Depositor, and __________ Bank, N.A., as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Class A Certificate is one of the duly authorized Certificates designated as Class A Equipment Finance Certificates of DVI Asset Funding Trust _____ (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Under the Agreement, the Trust is obligated to pay to the extent that monies are available in the Collection Account [and the Reserve Account] for such payments, on the [fifteenth] day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing on ________ [15], 199_, to the person in whose name this Class A Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Percentage Interest evidenced by this Certificate and an amount equal to the sum of [the Class A Monthly Principal, Class A Monthly Interest, any Class A Overdue Principal, any Class A Overdue Interest due and owing].

                  Payments on this Class A Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class A Certificate or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class A Certificate, agrees to look solely to the funds in the Collection Account [and the Reserve Account] [and any Credit Enhancement] to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Certificate or the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder, at its expense, upon a written request to the Trustee, __________ Bank, N.A. __________, (Attn.: [Corporate Trust Department]).

                  Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

                                        DVI ASSET FUNDING TRUST ______

                                        By:      __________ BANK, N.A.,
                                                 not in its individual capacity,
                                                 but solely as Trustee

                                        Dated:


                                        By:___________________________
                                                 Authorized Officer


This is one of the Certificates of the Series designated herein, issued under the within-mentioned Trust Agreement.

                                        __________ BANK, N.A.
                                        not in its individual capacity but
                                        solely as Trustee

                                        By:________________________
                                                Authorized Officer

                            [Reverse of Certificate]


                  The Certificates do not represent an obligation of, or an interest in, __________ Bank, N.A. or any Affiliate thereof. The Certificates are limited in right of payment to certain collections and recoveries respecting the Contracts and the Equipment, all as more specifically set forth above and in the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of a Majority of Holders. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class A Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

                  As provided in the Agreement, the transfer of this Class A Certificate is registrable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies maintained by the Trustee, in the City of [_________], accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees. As provided in the Agreement, the effectiveness of any such transfer is contingent upon such surrender for registration of transfer. The Seller, the Servicer, the Trustee and any agent of any of the foregoing may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                  The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000,000 or integral multiples thereof (except that a single Certificate may be issued in a non-standard denomination in excess of $1,000,000) of each class. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Certificateholder surrendering the same.

                  Each prospective initial Certificateholder acquiring a Certificate, each prospective transferee acquiring a Certificate and each prospective owner of a beneficial interest in a Certificate acquiring such beneficial interest (the prospective initial Certificateholder, the prospective transferee and the prospective owner of a beneficial interest, collectively, the "PROSPECTIVE OWNER"), will be deemed to have represented by such purchase to the Depositor, Originator, the Servicer, any successor Servicer and the Trustee that either (1) the Prospective Owner is not acquiring the Certificate with the assets of a Plan or (2) the acquisition and holding of the certificate will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.

                  No Certificate may be subdivided for resale or other transfer (including any assignment or transfer of a participation or beneficial interest therein) into a unit smaller than a unit the initial offering price of which would have been $500,000.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in the Agreement) shall terminate [367] days after the earliest of (i) the repurchase by the Servicer, at its option, subject to the restriction set forth below as to the size of the Aggregate Certificate Principal Balance, of all Contracts and all other Conveyed Property acquired in respect of any Contract remaining in the Trust at the price specified in the Agreement, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, reducing the Aggregate Certificate Principal Balance to zero, (iii) the Payment Date next succeeding the Collection Period during which the last Contract not repurchased by the Servicer shall have been liquidated and any Liquidation Proceeds shall have been deposited in the applicable account (but not later than [180] days after the completion of all collection efforts following the declaration of a Contract as a Defaulted Contract) and (iv) the Payment Date on which the proceeds of a liquidation pursuant to Section [____] of the Agreement are distributed. The exercise of the right of the Servicer to purchase all the Contracts and Equipment and cause distribution to the Transferor of all other property of the Trust will effect early retirement of the Certificates, but such right of purchase is exercisable only as of a Payment Date subsequent to any [Determination] Date as of which the Aggregate Certificate Principal Balance is less than 10 percent (10.00%) of the Initial Aggregate Certificate Principal Balance. After such date, interest on the Certificates shall cease to accrue.

                                    EXHIBIT B
                           FORM OF CLASS B CERTIFICATE

                              [Face of Certificate]

                        [DVI ASSET FUNDING] TRUST ______
                   ____% CLASS B EQUIPMENT FINANCE CERTIFICATE

         evidencing a fractional undivided interest in a Trust, the corpus of which consists primarily of the receivables of a portfolio of equipment leases and security interests in Equipment, as more fully described in the Trust Agreement referred to herein.

         Principal in respect of this Class B Certificate is payable monthly on the dates and in the amounts set forth in the Trust Agreement referred to herein. Accordingly, the unpaid principal balance of the fractional undivided interest evidenced hereby at any time may be less than the Initial Class B Principal Balance set forth below.

         This Certificate does not represent any interest in DVI _________, or any Affiliate thereof. Neither the Certificates nor the Contracts are insured by any governmental agency.

Initial Class B Principal Balance
of this Certificate:       $______________

Certificate No. ________   Class B Interest Rate: ____%

Initial Class B Principal Balance   $____________

Interest representing ____% of the Class B Principal Balance
                  ____% of the Aggregate Certificate Principal
                             Balance

                  THIS CERTIFIES THAT ___________________________________ is the
registered owner of a ______________ ($__________________ dollars)
nonassessable, fully-paid, fractional undivided interest in the DVI Asset Funding Trust ______ (the "Trust") formed by DVI ________, a Delaware _________ (the "Transferor"). The Trust hereby agrees to pay to such registered Holder its pro rata share (based on the aggregate Percentage Interest held by such registered Holder) of the Required Payments, as hereinafter set forth in this Certificate and as more fully set forth in the hereinafter defined Agreement, at all times from the sources and on the terms and conditions hereinafter set forth and as more fully set forth in the Agreement. The corpus of the Trust includes a portfolio of equipment finance contracts (the "Contracts"), including all Scheduled Payments and other payments due thereunder after _________, 199_ (the "Cut-Off Date"), a security interest in the Equipment leased thereunder and the income and proceeds of such Equipment, a Collection Account, [a Reserve Account] [and a ________ Account], as described in the Agreement, and other property. The Aggregate Discounted Contract Balance for all Contracts is $__________ as of the Cut-Off Date. The Trust was created pursuant to a Trust Agreement dated as of _______,

199_ (the "Agreement") between DVI _______, as Depositor, and __________ Bank, N.A., as trustee of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Class B Certificate is one of the duly authorized Certificates designated as Class B Equipment Finance Certificates of DVI Asset Funding Trust ______ (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Under the Agreement, the Trust is obligated to pay to the extent that monies are available in the Collection Account [and the Reserve Account for such payments], on the [fifteenth] day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Payment Date"), commencing on _______ [15], 199_, to the person in whose name this Class B Certificate is registered and at the address specified in the Certificate Register at the close of business on the Record Date, an amount from certain monies deposited in the Collection Account with respect to the related Collection Period equal to the product of the Percentage Interest evidenced by this Certificate and an amount equal to the sum of [the Class B Monthly Principal, Class B Monthly Interest, any Class B Overdue Principal, any Class B Overdue Interest, and any Class B Premium] due and owing. THE RIGHTS OF THE CLASS B CERTIFICATEHOLDERS TO RECEIVE SUCH PAYMENTS ARE SUBORDINATED TO THE RIGHTS OF THE CLASS A CERTIFICATEHOLDERS TO RECEIVE PAYMENTS IN RESPECT OF THE CLASS A CERTIFICATES, AS PROVIDED IN THE AGREEMENT.

                  Payments on this Class B Certificate will be made by the Trustee by check mailed, or upon request of the Holder hereof, by wire transfer of immediately available funds, to the Person entitled thereto, as specified by such Person in accordance with the terms of the Agreement or by such other means as the Person entitled thereto and the Trustee shall agree, without the presentation or surrender of this Class B Certificate or the making of any notation hereon.

                  The Holder hereof, by its acceptance of this Class B Certificate, agrees to look solely to the funds in the Collection Account [and the Reserve Account] to the extent available for payment to the Holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts due under this Certificate or the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder, at its expense, upon a written request to the Trustee, __________ Bank, N.A. __________ (Attn.: [Corporate Trust Department]).

                  Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

                                        DVI ASSET FUNDING TRUST ______

                                        By:      __________ BANK, N.A.,
                                                 not in its individual capacity,
                                                 but solely as Trustee

                                        Dated:


                                        By:___________________________
                                                 Authorized Officer


This is one of the Certificates of the Series designated herein, issued under the within-mentioned [Trust] Agreement.

                                        __________ BANK, N.A.
                                                not in its individual capacity
                                                but solely as Trustee

                                        By:________________________
                                             Authorized Officer

                            [Reverse of Certificate]


                  The Certificates do not represent an obligation of, or an interest in, __________ Bank, N.A. or any Affiliate thereof. The Certificates are limited in right of payment to certain collections and recoveries respecting the Contracts and the Equipment, all as more specifically set forth above and in the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of a Majority of Holders. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

                  As provided in the Agreement, the transfer of this Class B Certificate is registrable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the offices or agencies maintained by the Trustee, in the City of [____________], accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees. As provided in the Agreement, the effectiveness of any such transfer is contingent upon such surrender for registration of transfer. The Seller, the Servicer, the Trustee and any agent of any of the foregoing may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

                  The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000,000 or integral multiples thereof (except that a single Certificate may be issued in a non-standard denomination in excess of $1,000,000) of each class. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Certificateholder surrendering the same.

                  Each prospective initial Certificateholder acquiring a Certificate, each prospective transferee acquiring a Certificate and each prospective owner of a beneficial interest in a Certificate acquiring such beneficial interest (the prospective initial Certificateholder, the prospective transferee and the prospective owner of a beneficial interest, collectively, the "PROSPECTIVE OWNER"), will be deemed to have represented by such purchase to the Depositor, Originator, the Servicer, any successor Servicer and the Trustee that either (1) the Prospective Owner is not acquiring the Certificate with the assets of a Plan or (2) the acquisition and holding of the Certificate will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.

                  No Certificate may be subdivided for resale or other transfer (including any assignment or transfer of a participation or beneficial interest therein) into a unit smaller than a unit the initial offering price of which would have been $500,000.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in the Agreement) shall terminate [367] days after the earliest of (i) the repurchase by the Servicer, at its option, subject to the restriction set forth below as to the size of the Aggregate Certificate Principal Balance, of all Contracts and all other Conveyed Property acquired in respect of any Contract remaining in the Trust at the price specified in the Agreement, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, reducing the Aggregate Certificate Principal Balance to zero, (iii) the Payment Date next succeeding the Collection Period during which the last Contract not repurchased by the Servicer shall have been liquidated and any Liquidation Proceeds shall have been deposited in the applicable account (but not later than [180] days after the completion of all collection efforts following the declaration of a Contract as a Defaulted Contract) and (iv) the Payment Date on which the proceeds of a liquidation pursuant to Section [___] of the Agreement are distributed. The exercise of the right of the Servicer to purchase all the Contracts and Equipment and cause distribution to the Transferor of all other property of the Trust will effect early retirement of the Certificates, but such right of purchase is exercisable only as of a Payment Date subsequent to any Determination Date as of which the Aggregate Certificate Principal Balance is less than 10 percent (10.00%) of the Initial Aggregate Certificate Principal Balance. After such date, interest on the Certificates shall cease to accrue.